Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-155535
Dated October 5, 2010

 J.P.Morgan

Structured Products

Exchange Traded Notes
Access Agreement

Exchange Traded Notes (ETNs) are senior, unsecured debt securities issued by
JPMorgan Chase and Co. ("JPMorgan") that offer returns on investments based on exposure to different underlying assets. JPMorgan's ETNs can be utilized by a wide variety of investors to provide convenient access to markets or strategies that may not be easily or efficiently available via existing investment strategies. For more information about invesment opportunites available through
JPMorgan ETNs, please see the products detailed below.

Alerian MLP Index ETNs
Launched in April 2009, the Alerian MLP Index ETNs leverage our trading expertise in MLPs to provide investors convenient access to this emerging asset class through a convenient investment vehicle.

JPMorgan Double Short US Treasury Futures ETN Series
In October 2010 we launched the JPMorgan Double Short US Treasury Futures ETN
Series to provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to various sections of the US Treasury curve. Please access the links below for additional details on these ETNs.

JPMorgan Double Short US Long Bond Treasury Futures ETNs
The JPMorgan Double Short US Long Bond Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury curve.

JPMorgan Double Short US 10 Year Treasury Futures ETNs
The JPMorgan Double Short US 10 Year Treasury Futures ETNs provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US Treasury curve.

JPMorgan Chase and Co. (NYSE: JPM) is a leading global financial services firm with assets of $2 trillion and operations in more than 60 countries. The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management, and private equity.

ETN Disclaimer: SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov .
Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 866-535-9248.

By accessing this website you hereby certify that you have read and that you agree to be bound by the access agreement, including the embedded terms and conditions contained in the Access Agreement.

   This is a link to a third-party site. Note that the third party's privacy policy and security practices may differ from J.P. Morgan standards. J.P.
Morgan assumes no responsibility nor does it control, endorse or guarantee any aspect of your use of the linked site.

Copyright [C] 2010 JPMorgan Chase and Co. All rights reserved.

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Equities
Fixed Income
Foreign Exchange
Commodities
Risk Management
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Structured Products
Exchange Traded Notes
Alerian MLP Index ETNs
Double Short US Long Bond Treasury Futures ETNs
Double Short US 10 Year Treasury Futures ETNs
Research
Global Corporate Bank


Structured Products


JPMorgan Alerian MLP Index ETNs

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Alerian MLP Index ETNs

Access Agreement

JPMorgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). In April 2009, we launched the Alerian MLP Index ETNs leveraging our trading expertise in MLPs to provide investors convenient access to this emerging asset class through a convenient and straightforward investment vehicle.

- View detailed product information
- Alerian MLP Index ETNs
- ETN Details
- Overview of Master Limited Partnerships
- The Alerian MLP Index
- Benefits of investing in the Alerian MLP Index ETNs
- Main risks in the ETNs
- View the Alerian MLP Index ETNs advertisement

View detailed product information

- AMJ Factsheet
- AMJ Frequently Asked Questions About Tax Treatment
- Pricing Supplement

Alerian MLP Index ETNs

Alerian MLP Index Exchange Traded Notes ("ETNs") provide investors a convenient way to gain exposure to midstream energy MLPs. The ETNs pay a variable quarterly coupon linked to the cash distributions paid on the MLPs in the index, less accrued tracking fees[1]. The ETN coupons are reported on Form 1099s and therefore eliminate the administrative burden associated with K-1 forms. Investors can trade the ETNs on the NYSE, Arca exchange or receive a cash payment at the scheduled maturity or upon early repurchase[2], based on the performance of the index. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co.

ETN Details

Ticker	AMJ
Intraday Indicative Value Ticker	AMJ.IV[3]
Index	Alerian MLP Index (AMZ)
CUSIP	46625H365
Tracking Fee	0.85% per annum
Maturity Date	May 24, 2024
Coupons	Quarterly, Variable[4]
Primary Exchange	NYSE, Arca

1. The "Accrued Tracking Fee" for a given coupon period, as more fully described in the relevant pricing supplement, represents an amount equal to the Tracking Fee of 0.85% per annum accrued for that coupon period multiplied by the Current Indicative Value on the Index Business Day prior to the date of determination, plus the aggregate amounts, if any, by which the previous Accrued Tracking Fees have exceeded the cash distributions, if any, made by the underlying MLPs.
2. Investors may request on a weekly basis that the Issuer repurchase a minimum of 50,000 notes prior to the maturity date, subject to the procedures described in the relevant pricing supplement. Early repurchases will be subject to a Repurchase Fee of 0.125% as further described in the relevant pricing supplement.
3. The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not intended as a price or quotation. The IIV will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or upon early repurchase. Please see the relevant pricing supplement for details.
4. The coupon is calculated based on the cash distributions, if any, paid on the underlying MLPs, less the Accrued Tracking Fee. The coupons are variable and may be zero. Please see the relevant pricing supplement for details.

 Overview of Master Limited Partnerships
Master Limited Partnerships (MLPs) are limited partnerships that are publicly traded on a U.S. securities exchange. The majority of MLPs currently operate in the energy infrastructure industry, owning assets such as pipelines that transport crude oil, natural gas and other refined petroleum products. MLPs typically generate fee-based revenues, which tend not to be directly tied to changes in commodity prices.

Major benefits of investing in MLPs include a relatively low correlation to a wide range of asset classes including equities and commodities as well as attractive historical yields compared to other income-oriented investments.

The Alerian MLP Index
The Alerian MLP Index (the "Index") is a market-cap weighted, float-adjusted index created to provide a comprehensive benchmark for investors to track the performance of the energy MLP sector. The Index components are selected by
Alerian Capital Management, LLC ("Alerian"). Alerian is a registered investment advisor that exclusively manages portfolios focused on midstream energy MLPs.

Benefits of investing in the JPMorgan Alerian MLP Index ETN

[] Exposure to a portfolio of energy MLPs through a single investment.
[] Quarterly coupons based on the cash distributions, if any, paid on the MLPs in the Index, less fees.
[] No K-1 forms will be received by investors as a result of their investment in the ETNs. The coupons are reported as ordinary income on Form 1099.
[] The ETNs trade on the NYSE, Arca.

Main risks in the ETNs

[] The ETNs may result in a loss.
[] The ETNs are exposed to the credit risk of JPMorgan Chase and Co.
[] The ETNs may not have an active trading market and may not continue to be listed over their term.
[] The payment at maturity or upon early repurchase of the ETNs will be based on the VWAP Level of the Index and not on the closing level of the Index. The
   VWAP Level of the Index will most likely differ from the closing level of the
   Index or the Intraday Indicative Value ("IIV").
[] The coupon payments on the ETNs will be variable and may be zero. The
   Accrued Tracking Fee reduces the potential coupons and/or the payment at maturity or upon early repurchase.
[] The Issuer's obligation to repurchase the ETNs is on a weekly basis, and is subject to substantial minimum size restrictions.
[] You will not know how much you will receive upon early repurchase at the time that you elect we repurchase your ETNs.

The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the
"Selected Risk Considerations" in the relevant pricing supplement.

ETN Disclaimer: SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov .
Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 866-535-9248.

ETNs may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement and product supplement. Commissions may apply and there are tax consequences in the event of sale, early repurchase or maturity of ETNs. Sales in the secondary market may result in significant losses.

Buying and selling ETNs may result in brokerage commissions. If you wish to continue to purchase ETNs, you must contact your broker.
                                                                               2

 Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. We and/or our affiliated companies may make a market or deal as principal in the securities mentioned in this document or in options, futures, or other derivatives based thereon.

Neither the SEC nor any state securities commission has approved or disapproved of the ETNs or passed upon the adequacy of any Offering Documents on the ETN
Website. Any representation to the contrary is a criminal offense.

IRS Circular 230 Disclosure: We and our affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with the Issuer of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of ETNs are uncertain.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

By accessing this website you hereby certify that you have read and that you agree to be bound by the access agreement, including the embedded terms and conditions contained in the Access Agreement.

This is a link to a third-party site. Note that the third party's privacy policy and security practices may differ from J.P. Morgan standards. J.P.
Morgan assumes no responsibility nor does it control, endorse or guarantee any aspect of your use of the linked site.

[GRAPHIC OMITTED]

Copyright [C] 2010 JPMorgan Chase and Co. All rights reserved.
                                                                               3

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J.P.Morgan

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About Us | Products & Solutions | Global Presence | Conferences | Contact Us

Investment Banking
Equities
Fixed Income
Foreign Exchange
Commodities
Risk Management
Prime Services
Emerging Markets
Structured Products
Exchange Traded Notes
Alerian MLP Index ETNs
Double Short US Long Bond Treasury Futures ETNs
Double Short US 10 Year Treasury Futures ETNs
Research
Global Corporate Bank


Structured Products

Print Email

JPMorgan Double Short US Long Bond Treasury Futures ETNs

Access Agreement

JPMorgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). In October 2010 we launched the JPMorgan Double Short US Long Bond Treasury Futures ETNs providing a convenient vehicle for investors to capitalize on a rising rates view with exposure to the long end of the US Treasury curve.

- View detailed product information
- JPMorgan Double Short US Long Bond Treasury Futures ETNs
- ETN Details
- Benefits of the ETNs' Leverage Mechanism
- The NYSE US Long Bond Treasury Futures Index
- Main risks in the ETNs

View detailed product information

- DSTJ Fact Sheet
- DSTJ Strategy Guide
- DSTJ Prospectus

JPMorgan Double Short US Long Bond Treasury Futures ETNs
The JPMorgan Double Short US Long Bond Treasury Futures ETNs ("ETNs") are designed to provide investors a convenient way to implement and monetize a rising rates view at the long end of the US Treasury curve. Subject to the resetting leverage, this allows for the possibility to profit from an expectation of rising interest rates. The ETNs are inversely linked to the performance of the NYSE US Long Bond Treasury Futures Index (the "Index"). The Index seeks to replicate the returns of maintaining a long position in the longer dated end of the US Treasury curve. The ETNs provide double inverse leveraged exposure to the Index, from one reset date to the next and less Investor Fees**, so that you positively benefit from a fall in the price of the Index due to a rise in prevailing yields. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co. and are subject to optional early redemption at the discretion of JPMorgan Chase & Co. after one year.

ETN Details

Ticker	DTSJ
Intraday Indicative Value Ticker	DTSJ.IV*
Index	NYSE US Long Bond Treasury Futures Index (USTLBD)
CUSIP	46634X864
Inception Date	On or about October 4, 2010
Maturity Date	September 30, 2025
Primary Exchange	NYSE Arca
Investor Fee	0.85% per annum**

*The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not intended as a price or quotation. The IIV will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or upon early repurchase. Please see the relevant pricing supplement for details.
**The investor fee is deducted daily from the closing note value.

 Benefits of the ETNs' Leverage Mechanism

The ETNs employ a new leverage reset mechanism that aims to reduce the frequency of leverage resets while maintaining the exposure of the ETNs to the underlying Index within a defined range. By resetting leverage only on predetermined dates, and when a leverage threshold of 180-220% is breached, the
ETN seeks to provide leveraged exposure to the Index in a controlled manner.
The ETN attempts to achieve this objective by monitoring its exposure daily and ensuring that if at anytime between two quarterly reset dates the exposure exceeds the stated 180-220% range, the ETN resets the next day back to an initial exposure of 200%. In addition, the ETN will reset the exposure back to
200% quarterly.

The ETNs rebalance exposure to the Index on reset dates. Due to the compounding effect of the inverse leveraged performance of the Index, the cumulative percentage increase or decrease in the ETNs over a period longer than a reset period may diverge significantly in amount and possibly direction when compared to -200% of the cumulative percentage index performance over the same period.

The NYSE US Long Bond Treasury Futures Index

The NYSE US Long Bond Treasury Futures Index (the "Index") is maintained and calculated by NYSE Arca, and aims to replicate the returns of maintaining a continuous rolling long position in CBOT U.S. Treasury Bond futures contracts.
The Index provides this exposure by referencing a series of CBOT US Treasury bond futures contracts and quarterly rolling its exposure into new contracts as the previous contact approaches expiration.

Main risks in the ETNs

[] Risks associated with inverse and leverage performance -- The ETNs include inverse and leverage performance and are designed to be actively managed investments for sophisticated investors who understand leverage risk.
   Any positive performance of the Index will be inversely leveraged.
[] If you hold the notes for longer than the period between any two consecutive
   Reset Dates, your percentage exposure will likely not be equal to -200%  and may be greater in magnitude than -220% or less in magnitude than -180%.
[] The ETNs do not pay interest and may result in a loss.
[] The ETNs are exposed to the credit risk of JPMorgan Chase and Co.
[] The investor fee and repurchase fee, if applicable, will reduce returns.
[] Potential conflicts: We and our affiliates play a variety of roles in issuing these ETNs, including acting as calculation agent and hedging our obligations under the ETNs.
[] We will automatically redeem your ETNs, and you will receive no payment, on any day on which the Closing Note Value is zero.
[] Investing in the ETNs is not equivalent to directly taking a short position in 30Y Treasury futures contracts.
[] The Index was created on August 11, 2010, has limited operating history and may perform in unexpected ways.
[] The cash payment you receive, if we elect to redeem the ETNs, may be less than the amount you might have received if you determined when to dispose of the ETNs.
[] If the notes are redeemed before maturity, you might not be able to reinvest the proceeds in an investment with similar characteristics.
[] The Index is not diversified.  The futures contracts in the Index may be volatile.
[] The ETNs may not have an active trading market and may not continue to be listed over their term.
[] The Issuer's obligation to repurchase the ETNs is subject to substantial minimum size restrictions.
[] You will not know how much you will receive upon early repurchase at the time that you make a repurchase election.

The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the
"Selected Risk Considerations" in the relevant pricing supplement.
                                                                               2

 ETN Disclaimer: SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov .
Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 866-535-9248.

ETNs may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement and product supplement. Commissions may apply and there are tax consequences in the event of sale, early repurchase or maturity of ETNs. Sales in the secondary market may result in significant losses.

Buying and selling ETNs may result in brokerage commissions. If you wish to continue to purchase ETNs, you must contact your broker.

Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. We and/or our affiliated companies may make a market or deal as principal in the securities mentioned in this document or in options, futures, or other derivatives based thereon.

Neither the SEC nor any state securities commission has approved or disapproved of the ETNs or passed upon the adequacy of any Offering Documents on the ETN
Website. Any representation to the contrary is a criminal offense.

Index Disclaimers

NYSE US Long Bond Treasury Futures Index is a service mark of NYSE Euronext or its affiliates ("NYSE Euronext") and has been licensed for use by J.P. Morgan
Securities Inc. in connection with the notes. The notes are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the notes or the ability of the NYSE US
Treasury 30 Year Futures Index to track general treasury futures market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
WITH RESPECT TO THE NYSE US TREASURY 30 YEAR FUTURES INDEX OR ANY DATA INCLUDED
THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL,
PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF
NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

IRS Circular 230 Disclosure: We and our affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with the Issuer of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of ETNs are uncertain.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

By accessing this website you hereby certify that you have read and that you agree to be bound by the access agreement, including the embedded terms and conditions contained in the Access Agreement.

This is a link to a third-party site. Note that the third party's privacy policy and security practices may differ from J.P. Morgan standards. J.P.
Morgan assumes no responsibility nor does it control, endorse or guarantee any aspect of your use of the linked site.

Copyright [C] 2010 JPMorgan Chase and Co. All rights reserved.
                                                                               3

Client Log On | Home / About Us / Investor Relations / Contact Us / Careers | Country Sites | Search J.P. Morgan | GO

J.P.Morgan

ASSET MANAGEMENT | COMMERCIAL BANKING | INVESTMENT BANK | PRIVATE BANKING | SECURITIES SERVICES | TREASURY SERVICES

About Us | Products & Solutions | Global Presence | Conferences | Contact Us

- Investment Banking
- Equities
- Fixed Income
- Foreign Exchange
- Commodities
- Risk Management
- Prime Services
- Emerging Markets
- Structured Products
  - Exchange Traded Notes
    - Alerian MLP Index ETNs
    - Double Short US Long Bond Treasury Futures ETNs
    - Double Short US 10 Year Treasury Futures ETNs
- Research
- Global Corporate Bank


Structured Products

Print | Email

JPMorgan Double Short US 10 Year Treasury Futures ETNs

Access Agreement

JPMorgan is an award-winning global provider of innovative investment solutions. The firm offers a broad range of investment options, including Exchange Traded Notes (ETNs). In October 2010, we launched the JPMorgan Double Short US 10 Year Treasury Futures ETNs to provide a convenient vehicle for investors to capitalize on a rising rates view with exposure to the medium part of the US Treasury curve.

- View detailed product information
- JPMorgan Double Short US 10 Year Treasury Futures ETNs
- ETN Details
- Benefits of the ETNs' Leverage Mechanism
- The NYSE US 10 Year Treasury Futures Index
- Main risks in the ETNs

View detailed product information

- DSXJ Fact Sheet
- DSXJ Strategy Guide
- DSXJ Prospectus

JPMorgan Double Short US 10 Year Treasury Futures ETNs

The JPMorgan Double Short US 10 Year Treasury Futures ETNs ("ETNs") are designed to provide investors a convenient way to implement and monetize a rising rates view at the medium part of the US Treasury curve. Subject to the resetting leverage, this allows for the possibility to profit from an expectation of rising interest rates. The ETNs are inversely linked to the performance of the NYSE US 10 Year Treasury Futures Index (the "Index"). The Index seeks to replicate the returns of maintaining a long position in the medium portion of the US Treasury curve. The ETNs provide double inverse leveraged exposure to the Index, from one reset date to the next and less Investor Fees**, so that you positively benefit from a fall in the price of the Index due to a rise in prevailing yields. The ETNs are senior, unsecured obligations of JPMorgan Chase & Co. and are subject to optional and early redemption at the discretion of JPMorgan Chase & Co. after one year.

ETN Details

Ticker	DTXJ
Intraday Indicative Value Ticker	DTXJ.IV*
Index	NYSE US 10 Year Treasury Futures Index (USTTEN)
CUSIP	46634X864
Inception Date	On or about October 4, 2010
Maturity Date	September 30, 2025
Primary Exchange	NYSE Arca
Investor Fee	0.85% per annum**

*The intraday indicative value of the ETNs (the "IIV") is meant to approximate the intrinsic economic value of an ETN. The IIV calculation will be provided for reference purposes only. It is not intended as a price or quotation. The IIV will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or upon early repurchase. Please see the relevant pricing supplement for details.
**The investor fee is deducted daily from the closing note value.

Benefits of the ETNs' Leverage Mechanism

The ETNs employ a new leverage reset mechanism that aims to reduce the frequency of leverage resets while maintaining the exposure of the ETNs to the underlying Index within a defined range. By resetting leverage only on predetermined dates, and when a leverage threshold of 180-220% is breached, the
ETN is seeks to provide leveraged exposure to the Index in a controlled manner.
The ETN attempts to achieve this objective by monitoring its exposure daily and ensuring that if at anytime between two quarterly reset dates the exposure exceeds the stated 180-220% range, the ETN resets the next day back to an initial exposure of 200%. In addition, the ETN will reset the exposure back to
200% quarterly.

The ETNs rebalance exposure to the Index on reset dates. Due to the compounding effect of the inverse leveraged performance of the Index, the cumulative percentage increase or decrease in the ETNs over a period longer than a reset period may diverge significantly in amount and possibly direction when compared to -200% of the cumulative percentage index performance over the same period.

The NYSE US 10 Year Treasury Futures Index

The NYSE US 10 Year Treasury Futures Index (the "Index") is maintained and calculated by NYSE Arca, and aims to replicate the returns of maintaining a continuous rolling long position in CBOT U.S. Treasury Bond futures contracts.
The Index provides this exposure by referencing a series of CBOT US Treasury bond futures contracts and quarterly rolling its exposure into new contracts as the previous contact approaches expiration.

Main risks in the ETNs

[] Risks associated with inverse and leverage performance -- The ETNs include inverse and leverage performance and are designed to be actively managed investments for sophisticated investors who understand leverage risk.
   Any positive performance of the Index will be inversely leveraged.
[] If you hold the notes for longer than the period between any two consecutive
   Reset Dates, your percentage exposure will likely not be equal to -200%  and may be greater in magnitude than -220% or less in magnitude than -180%.
[] The ETNs do not pay interest and may result in a loss.
[] The ETNs are exposed to the credit risk of JPMorgan Chase and Co.
[] The investor fee and repurchase fee, if applicable, will reduce returns.
[] Potential conflicts: We and our affiliates play a variety of roles in issuing these ETNs, including acting as calculation agent and hedging our obligations under the ETNs.
[] We will automatically redeem your ETNs, and you will receive no payment, on any day on which the Closing Note Value is zero.
[] Investing in the ETNs is not equivalent to directly taking a short position in 30Y Treasury futures contracts.
[] The Index was created on August 11, 2010,
   has limited operating history and may perform in unexpected ways.
[] The cash payment you receive, if we elect to redeem the ETNs, may be less than the amount you might have received if you determined when to dispose of the ETNs.
[] If the notes are redeemed before maturity, you might not be able to reinvest the proceeds in an investment with similar characteristics.
[] The Index is not diversified.  The futures contracts in the Index may be volatile.
[] The ETNs may not have an active trading market and may not continue to be listed over their term.
[] The Issuer's obligation to repurchase the ETNs is subject to substantial minimum size restrictions.
[] You will not know how much you will receive upon early repurchase at the time that you make a repurchase election.

The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section of the relevant product supplement and the
"Selected Risk Considerations" in the relevant pricing supplement.
                                                                               2

 ETN Disclaimer: SEC Legend: JPMorgan Chase and Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov .
Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, pricing supplement and term sheet if you so request by calling toll-free 866-535-9248.

ETNs may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of ETNs you may require us to repurchase directly as specified in the relevant pricing supplement and product supplement. Commissions may apply and there are tax consequences in the event of sale, early repurchase or maturity of ETNs. Sales in the secondary market may result in significant losses.

Buying and selling ETNs may result in brokerage commissions. If you wish to continue to purchase ETNs, you must contact your broker.

Investments in financial instruments such as ETNs require investors to assess several characteristics and risk factors that may not be present in other types of transactions. In reaching a determination as to the appropriateness of any proposed transaction, clients should undertake a thorough independent review of the legal, regulatory, credit, tax, accounting and economic consequences of such transaction in relation to their particular circumstances. We and/or our affiliated companies may make a market or deal as principal in the securities mentioned in this document or in options, futures, or other derivatives based thereon.

Neither the SEC nor any state securities commission has approved or disapproved of the ETNs or passed upon the adequacy of any Offering Documents on the ETN
Website. Any representation to the contrary is a criminal offense.

Index Disclaimers

NYSE US 10 Year Treasury Futures Index is a service mark of NYSE Euronext or its affiliates ("NYSE Euronext") and has been licensed for use by J.P. Morgan
Securities Inc. in connection with the notes. The notes are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the notes or the ability of the NYSE US
Treasury 10 Year Futures Index to track general treasury futures market performance.

NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
WITH RESPECT TO THE NYSE US TREASURY 30 YEAR FUTURES INDEX OR ANY DATA INCLUDED
THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL,
PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF
NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

IRS Circular 230 Disclosure: We and our affiliates do not provide tax advice.
Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with the Issuer of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties. The tax consequences of ETNs are uncertain.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

By accessing this website you hereby certify that you have read and that you agree to be bound by the access agreement, including the embedded terms and conditions contained in the Access Agreement.

   This is a link to a third-party site. Note that the third party's privacy policy and security practices may differ from J.P. Morgan standards. J.P.
Morgan assumes no responsibility nor does it control, endorse or guarantee any aspect of your use of the linked site.

Copyright [C] 2010 JPMorgan Chase and Co. All rights reserved.
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